OMB APPROVAL
OMB Number: 3235-0060 Expires: June 30, 2009 Estimated average burden hours per response 5.0
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 29, 2009

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (02/08)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2009, the Board of Directors of the Registrant, acting pursuant to the powers vested in it by Sections 3.1 and 3.4 of the Registrant’s by-laws, increased the size of the Registrant’s Board of Directors to eight, and elected Arthur S. Leibowitz to fill the newly-created vacancy on the Board, to serve as a Class III director until the next annual meeting of the stockholders of the Registrant in 2010 and until his successor is duly elected and qualified.

Mr. Leibowitz, 56, is an adjunct professor at Adelphi University School of Business where he teaches courses in accounting to both graduate and undergraduate students. Before joining Adelphi University, Mr. Leibowitz was an audit and business assurance partner at PricewaterhouseCoopers LLP. During his twenty-seven years at PwC, Mr. Leibowitz served in a national leadership role for PwC’s retail industry group and was the portfolio audit partner for one of PwC’s leading private equity firms. Mr. Leibowitz is a certified public accountant in New York State and received a B.S. in accounting from Brooklyn College in New York.

Mr. Leibowitz will serve on the Registrant’s Audit Committee. The Registrant believes that Mr. Leibowitz is an “independent director,” as that term is defined in Rule 4200(a)(15) of the listing standards and Marketplace Rules of the National Association of Securities Dealers and the SEC’s Rule 10A-3, that he possesses the required level of financial literacy to serve on an audit committee, and that he is qualified to serve, if so designated in the future, as the Registrant’s “Audit Committee’s Financial Expert.”

Pursuant to the terms of the Registrant’s 2007 Non-Employee Director Equity Compensation Plan, upon becoming a member of the Board of Directors Mr. Leibowitz was automatically granted a number of restricted shares of the Registrant’s stock having a fair market value on the date of grant (determined without regard to the restrictions applicable thereto) equal to twenty-five thousand dollars ($25,000), which, based on the closing price of the Registrant’s stock on June 29, 2009 ($1.67), came out to 14,970 shares, with the restrictions with respect to such restricted shares lapsing as to one-third of such restricted shares on each one-year anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2009	AROTECH CORPORATION
(Registrant)
/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO